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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the inclusion of our report dated 26 May 1999 with respect to the balance sheets of Cable & Wireless Global Marine as of 31 March 1999 and 1998 and the results of their operations and cashflows for each of the years in the three-year period ended 31 March 1999, incorporated by reference into the Post-Effective Amendment No. 1, dated 31 March 2000 to this Registration Statement on Form S-3 (333-32810), of Global Crossing Ltd. and to the references to our firm under the headings "Experts" and "Global Marine Systems selected historical financial information" in the Post-Effective Amendment No. 1 to this Registration Statement.


                                               Yours faithfully

                                                         /s/ KPMG Audit Plc
                                               -------------------------------
                                                         KPMG Audit Plc
Ipswich, England

March 29, 2000